Exhibit 23.4
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-56915; Form S-3, No. 333-84046; Form S-3, No. 333-105478; Form S-3, No. 333-111361; Form S-3MEF, No. 333-111363; Form S-3, No. 333-116931; Form S-3, No. 333-116934; Form S-3, No. 333-117948; Form S-3, No. 333-124885; Form S-3, No. 333-128228; Form S-3, No. 333-129648; Form S-3, No. 333-141319; Form S-3, No. 333-142434; Form S-3, No. 333-142439; Form S-3, No. 333-142785; Form S-4, No. 333-116938; Form S-8, No. 333-24539; Form S-8, No. 333-83555; Form S-8, No. 333-44890; Form S-8, No. 333-64634; Form S-8, No. 333-71766; Form S-8, No. 333-98013; Form S-8, No. 333-102875; Form S-8, No. 333-116920; and Form S-8, No. 333-136485) of Euronet Worldwide, Inc. of our report dated February 23, 2007, with respect to the balance sheets of Ria de la Hispaniola Agente de Cambio, C. por A. as of December 31, 2006 and 2005, and the related statements of income, shareholders’ equity and cash flows for the years then ended.
/s/ BDO Ortega & Asociados
Santo Domingo, Dominican Republic
June 14, 2007